S&P GLOBAL REVENUE INCREASED 9% IN THIRD QUARTER

Revenue Grew Across All Four Divisions

Company Raises Guidance

Organic Revenue Increased 10%

Diluted EPS Increased 28% to $2.50; Adjusted Diluted EPS Increased 16% to $2.46

Operating Profit Margin Improved 720 Basis Points to 52.7%

Adjusted Operating Profit Margin Improved 230 Basis Points to 51.9%

Launched Several New Technology- and ESG-Driven Products

New York, NY, October 29, 2019 – S&P Global (NYSE: SPGI) today reported third quarter 2019 results with revenue of $1,689 million, an increase of 9% compared to the same period last year. Net income increased 25% to $617 million and diluted earnings per share increased 28% to $2.50 primarily due to revenue growth, continued progress toward productivity initiative targets, and gains from the divestments of RigData and Standard & Poor’s Investment Advisory Services LLC (“SPIAS”). Adjusted net income increased 13% to $606 million and adjusted diluted earnings per share increased 16% to $2.46 due to revenue growth and continued progress toward productivity initiative targets. The adjustments in the third quarter of 2019 were associated with gains on divestments as well as deal-related amortization and Kensho retention-related expenses.

“The diversity of our businesses was evident again this quarter as our Ratings and Indices divisions led growth due to an increase in bond issuance and growth in ETF assets under management coupled with increased exchange-traded derivative activity,” said Douglas L. Peterson, President and Chief Executive Officer of S&P Global. “In addition to this strong growth, we launched several new technology-driven products including Textual Data Analytics and Kensho’s Scribe, which add new capabilities to our earnings call transcript business. New ESG-related products include Climate Risk Analysis by Trucost, the launch of Platts low-sulfur marine fuel futures contracts, and the launch of E-mini S&P 500 ESG Futures contracts. These financial results and new product launches demonstrate our continued execution on our investment and productivity initiatives."

Profit Margin: The Company’s operating profit margin increased 720 basis points to 52.7% primarily due to revenue growth, continued progress toward productivity initiative targets, and gains from the divestments of RigData and SPIAS as well as lease impairments and restructuring charges in the prior period. The adjusted operating profit margin increased 230 basis points to 51.9% due to revenue growth and continued progress toward productivity initiative targets.

Return of Capital: During the third quarter, the Company returned $640 million to shareholders: $500 million in share repurchases through an ASR that was initiated in August and $140 million in dividends.

Ratings: Revenue increased 13% to $789 million in the third quarter primarily due to strong high-yield issuance in the U.S. and Europe coupled with strong U.S. investment-grade issuance. Transaction revenue increased 25% to $402 million with robust debt rating activity and an increase in bank loan rating activity. Non-transaction revenue increased 2% to $387 million.

Operating profit increased 19% to $472 million and the operating profit margin improved 330 basis points to 59.8% compared to the third quarter of 2018. Adjusted operating profit increased 19% to $472 million and the adjusted operating profit margin improved 340 basis points to 59.9%.

S&P Dow Jones Indices: S&P Dow Jones Indices LLC is a majority-owned subsidiary. The consolidated results are included in S&P Global's income statement and the portion related to the 27% noncontrolling interest is removed in net income attributable to noncontrolling interests.

Revenue increased 14% to $232 million in the third quarter of 2019 due primarily to a 17% gain in asset-linked fees and a 12% increase in exchange-traded derivative fees.

Asset-linked fees include fees associated with ETFs, mutual funds, and certain over-the-counter derivatives. Revenue from ETFs is the largest component of asset-linked fees, and average ETF AUM associated with the Company’s indices increased 5% year-over-year.

Operating profit increased 19% to $161 million and the operating profit margin increased 280 basis points to 69.5%. Adjusted operating profit increased 19% to $163 million and the adjusted operating profit margin improved 280 basis points to 70.1%. Operating profit attributable to the Company increased 19% to $118 million. Adjusted operating profit attributable to the Company increased 19% to $120 million.

Market Intelligence: Revenue increased 5% to $488 million in the third quarter of 2019 with solid growth in Data Management Solutions, Credit Risk Solutions, and Desktop. Quarterly operating profit increased 17% to $171 million and the operating profit margin improved 370 basis points to 35.1% as revenue growth and a gain on the divestiture of the SPIAS business outpaced expenses. Adjusted operating profit declined slightly to $167 million. Adjusted operating profit margin declined 160 basis points to 34.3% as investment spending increased compared to the third quarter of 2018.

Platts: Revenue increased 4% to $212 million with growth in both the core subscription business and Global Trading Services. Quarterly operating profit increased 35% to $132 million and the operating profit margin increased 1,420 basis points to 62.3% primarily due to the gain on the divestiture of RigData. Adjusted operating profit increased 5% to $107 million and adjusted operating profit margin increased 40 basis points to 50.7%.

Corporate Unallocated: Corporate Unallocated includes non-allocated corporate expenses; however, the third quarter of 2018 also includes Kensho revenue which, starting in 2019, is now included in Market Intelligence. The loss in Corporate Unallocated improved from $(71) million in the prior period to $(45) million as the prior period included lease impairments and restructuring expenses. In addition, there was a reduction in Kensho expenses. The loss in Adjusted Corporate Unallocated improved from $(35) million to $(33) million due primarily to reduced project spending.

Provision for Income Taxes: The Company’s effective tax rates in the third quarter of 2019 and 2018 were 22.2% and 20.4%, respectively. The Company’s adjusted effective tax rate increased to 22.2% in the third quarter of 2019 compared to 21.9% in the same period last year.

Balance Sheet and Cash Flow: Cash, cash equivalents, and restricted cash at the end of the third quarter were $2.0 billion. In the first nine months of 2019, cash provided by operating activities was $1,772 million, cash used for investing activities was $20 million, and cash used for financing activities was $1,684 million. Free cash flow was $1,595 million, an increase of $398 million from the same period in 2018, primarily due to an increase in net income and the payment of a legal settlement in the prior period. Free cash flow, excluding certain items, was $1,647 million.

Outlook: The Company’s 2019 GAAP diluted EPS guidance is increased from a range of $8.20 to $8.35 to a new range of $8.56 to $8.66 due to gains on recent divestitures, increased revenue and operating profit margin, and lower corporate unallocated expense. Adjusted diluted EPS guidance is increased from a range of $9.10 to $9.25 to a new range of $9.30 to $9.40 due to increased revenue and operating profit margin, and lower corporate unallocated expense.

Comparison of Adjusted Information to U.S. GAAP Information: The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company also refers to and presents certain additional non-GAAP financial measures, within the meaning of Regulation G under the Securities Exchange Act of 1934. These measures are: adjusted diluted earnings per share, adjusted net income, adjusted operating profit and margin, organic revenue, adjusted Corporate Unallocated, adjusted effective tax rates, adjusted diluted EPS guidance, free cash flow, and free cash flow excluding certain items. The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP on Exhibits 5, 7 and 8. The Company’s non-GAAP measures include adjustments that reflect how management views our businesses. The Company believes these non-GAAP financial measures provide useful supplemental information that, in the case of non-GAAP financial measures other than free cash flow and free cash flow excluding certain items, enables investors to better compare the Company’s performance across periods, and management also uses these measures internally to assess the operating performance of its business, to assess performance for employee compensation purposes, and to decide how to allocate resources. The Company believes that the presentation of free cash flow and free cash flow excluding certain items allows investors to evaluate the cash generated from our underlying operations in a manner similar to the method used by management and that such measures are useful in evaluating the cash available to us to prepay debt, make strategic acquisitions and investments, and repurchase stock. However, investors should not consider any of these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports.

Conference Call/Webcast Details: The Company’s senior management will review the third quarter 2019 earnings results on a conference call scheduled for today, October 29, at 8:30 a.m. EDT. Additional information presented on the conference call may be made available on the Company’s Investor Relations Website at http://investor.spglobal.com.

The Webcast will be available live and in replay at http://investor.spglobal.com/CustomPage/Index?KeyGenPage=1073751596&event=1073751879. (Please copy and paste URL into Web browser.)

Telephone access is available. U.S. participants may call (888) 603-9623; international participants may call +1 (630) 395-0220 (long distance charges will apply). The passcode is “S&P Global” and the conference leader is Douglas Peterson. A recorded telephone replay will be available approximately two hours after the meeting concludes and will remain available until November 29, 2019. U.S. participants may call (800) 925-0943; international participants may call +1 (203) 369-3380 (long distance charges will apply). No passcode is required.

Forward-Looking Statements: This press release contains “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this report and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would.” For example, management may use forward-looking statements when addressing topics such as: the outcome of contingencies; future actions by regulators; changes in the Company’s business strategies and methods of generating revenue; the development and performance of the Company’s services and products; the expected impact of acquisitions and dispositions; the Company’s effective tax rates; and the Company’s cost structure, dividend policy, cash flows or liquidity.
Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things:

▪
worldwide economic, financial, political and regulatory conditions, including geopolitical uncertainty and conditions that may result from legislative, regulatory, trade and policy changes associated with the current U.S. administration or the United Kingdom’s withdrawal from the European Union;

▪
the rapidly evolving regulatory environment, in Europe, the United States and elsewhere, affecting S&P Global Ratings, S&P Global Platts, S&P Dow Jones Indices, and S&P Global Market Intelligence, including new and amended regulations and the Company’s compliance therewith;

▪
the impact of the recent acquisition of Kensho, including the impact on the Company’s results of operations; any failure to successfully integrate Kensho into the Company’s operations; any failure to attract and retain key employees; and the risk of litigation, unexpected costs, charges or expenses relating to the acquisition;

▪
the Company’s ability to maintain adequate physical, technical and administrative safeguards to protect the security of confidential information and data, and the potential of a system or network disruption that results in regulatory penalties, remedial costs, or improper disclosure of confidential information or data;

▪	our ability to make acquisitions and dispositions and successfully integrate the businesses we acquire;

▪	the outcome of litigation, government and regulatory proceedings, investigations and inquiries;

▪
the health of debt and equity markets, including credit quality and spreads, the level of liquidity and future debt issuances and the potentially adverse impact of increased access to cash resulting from the Tax Cuts and Jobs Act;

▪	the demand and market for credit ratings in and across the sectors and geographies where the Company operates;

▪	concerns in the marketplace affecting the Company’s credibility or otherwise affecting market perceptions of the integrity or utility of independent credit ratings, benchmarks and indices;

▪	the effect of competitive products and pricing, including the level of success of new product developments and global expansion;

▪	consolidation in the Company’s end-customer markets;

▪	the introduction of competing products or technologies by other companies;

▪	the impact of customer cost-cutting pressures, including in the financial services industry and the commodities markets;

▪	a decline in the demand for credit risk management tools by financial institutions;

▪	the level of merger and acquisition activity in the United States and abroad;

▪	the volatility of the energy marketplace;

▪	the health of the commodities markets;

▪	our ability to attract, incentivize and retain key employees;

▪
our ability to adjust to changes in European and United Kingdom markets as the United Kingdom leaves the European Union, the impact of the United Kingdom's departure on our offerings in the European Union, and the impact of the United Kingdom’s departure on our credit rating activities and other European and United Kingdom offerings, particularly in the event of the United Kingdom's departure without an agreement on terms with the European Union;

▪
the Company’s ability to successfully recover should it experience a disaster or other business continuity problem from a hurricane, flood, earthquake, terrorist attack, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made event;

▪	changes in applicable tax or accounting requirements, including the impact of the Tax Cuts and Jobs Act in the U.S.;

▪	the level of the Company’s future cash flows and capital investments;

▪	the impact on the Company’s revenue and net income caused by fluctuations in foreign currency exchange rates; and

▪
the Company’s exposure to potential criminal sanctions or civil penalties for noncompliance with foreign and U.S. laws and regulations that are applicable in the domestic and international jurisdictions in which it operates, including sanctions laws relating to countries such as Iran, Russia, Sudan and Syria, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010, and local laws prohibiting corrupt payments to government officials, as well as import and export restrictions.

The factors noted above are not exhaustive. The Company and its subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Further information about the Company’s businesses, including information about factors that could materially affect its results of operations and financial condition, is contained in the Company’s filings with the SEC, including the “Risk Factors” section in the Company’s most recently filed Annual Report on Form 10-K.

About S&P Global
S&P Global is a leading provider of transparent and independent ratings, benchmarks, analytics and data to the capital and commodity markets worldwide. The Company’s divisions include S&P Global Ratings,

S&P Global Market Intelligence, S&P Dow Jones Indices and S&P Global Platts. S&P Global has approximately 21,000 employees in 33 countries. For more information visit www.spglobal.com.

Investor Relations: http://investor.spglobal.com

Get news direct via RSS:
http://investor.spglobal.com/RSS-Feeds/Index?keyGenPage=1073751617

Contact:
Investor Relations:
Chip Merritt
Senior Vice President, Investor Relations
(212) 438-4321 (office)
chip.merritt@spglobal.com

News Media:
Jason Feuchtwanger
(212) 438-1247 (office)
jason.feuchtwanger@spglobal.com

Christopher Krantz
Lead, Executive Communications
+44 (0) 20 7176 0060 (office)
christopher.krantz@spglobal.com

Exhibit 1

S&P Global
Condensed Consolidated Statements of Income
Three and nine months ended September 30, 2019 and 2018
(dollars in millions, except per share data)

(unaudited)	Three Months			Nine Months
	2019	2018	% Change	2019	2018	% Change

Revenue	$1,689	$1,546	9%	$4,964	$4,721	5%
Expenses	847	842	1%	2,605	2,635	(1)%
Gain on dispositions	(49)	—	N/M	(49)	—	N/M
Operating profit	891	704	27%	2,408	2,086	15%
Other expense (income), net	8	(6)	N/M	104	(22)	N/M
Interest expense, net	32	38	(16)%	105	98	7%
Income before taxes on income	851	672	27%	2,199	2,010	9%
Provision for taxes on income	189	137	38%	482	440	9%
Net income	662	535	24%	1,717	1,570	9%
Less: net income attributable to noncontrolling interests	(45)	(40)	(14)%	(135)	(123)	(10)%
Net income attributable to S&P Global Inc.	$617	$495	25%	$1,582	$1,447	9%

Earnings per share attributable to S&P Global Inc. common shareholders:
Net income:
Basic	$2.52	$1.97	28%	$6.43	$5.75	12%
Diluted	$2.50	$1.95	28%	$6.40	$5.70	12%

Weighted-average number of common shares outstanding:
Basic	245.0	251.3		245.9	251.6
Diluted	246.5	253.5		247.4	253.7

Actual shares outstanding at period end				244.4	250.9

N/M - not meaningful
Note - % change in the tables throughout the exhibits are calculated off of the actual number, not the rounded number presented.

Exhibit 2

S&P Global
Condensed Consolidated Balance Sheets
September 30, 2019 and December 31, 2018
(dollars in millions)

(unaudited)	September 30,	December 31,
	2019	2018

Assets:
Cash, cash equivalents, and restricted cash	$2,019	$1,958
Other current assets	1,703	1,646
Total current assets	3,722	3,604
Property and equipment, net	298	270
Right of use assets	660	—
Goodwill and other intangible assets, net	4,942	5,059
Other non-current assets	566	525
Total assets	$10,188	$9,458

Liabilities and Equity:
Short-term debt	$699	$—
Unearned revenue	1,614	1,641
Other current liabilities	1,060	988
Long-term debt	2,966	3,662
Lease liabilities — non-current	615	—
Pension, other postretirement benefits and other non-current liabilities	807	863
Total liabilities	7,761	7,154
Redeemable noncontrolling interest	2,025	1,620
Total equity	402	684
Total liabilities and equity	$10,188	$9,458

Exhibit 3

S&P Global
Condensed Consolidated Statements of Cash Flows
Nine months ended September 30, 2019 and 2018
(dollars in millions)

(unaudited)	2019	2018

Operating Activities:
Net income	$1,717	$1,570
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	61	60
Amortization of intangibles	92	91
Stock-based compensation	53	73
Gain on dispositions	(49)	—
Pension settlement charge, net of taxes	85	—
Other	81	57
Accrued legal settlements	(1)	(180)
Net changes in other operating assets and liabilities	(267)	(270)
Cash provided by operating activities	1,772	1,401

Investing Activities:
Capital expenditures	(77)	(88)
Acquisitions, net of cash acquired	(25)	(263)
Proceeds from dispositions	85	—
Changes in short-term investments	(3)	5
Cash used for investing activities	(20)	(346)

Financing Activities:
Proceeds from issuance of senior notes, net	—	489
Payments on senior notes	—	(403)
Dividends paid to shareholders	(421)	(379)
Distributions to noncontrolling interest holders, net	(100)	(116)
Repurchase of treasury shares	(1,144)	(1,108)
Exercise of stock options, employee withholding tax on share-based payments, and other	(19)	(62)
Cash used for financing activities	(1,684)	(1,579)
Effect of exchange rate changes on cash	(7)	(52)
Net change in cash, cash equivalents, and restricted cash	61	(576)
Cash, cash equivalents, and restricted cash at beginning of period	1,958	2,779
Cash, cash equivalents, and restricted cash at end of period	$2,019	$2,203

Exhibit 4

S&P Global
Operating Results by Segment
Three and nine months ended September 30, 2019 and 2018
(dollars in millions)

(unaudited)	Three Months			Nine Months
	Revenue			Revenue

	2019	2018	% Change	2019	2018	% Change

Ratings	$789	$700	13%	$2,286	$2,223	3%
Market Intelligence	488	466	5%	1,457	1,355	8%
Platts	212	204	4%	632	604	5%
Indices	232	203	14%	684	621	10%
Corporate	—	5	N/M	—	10	N/M
Intersegment Elimination	(32)	(32)	1%	(95)	(92)	(3)%
Total revenue	$1,689	$1,546	9%	$4,964	$4,721	5%

	Expenses			Expenses

	2019	2018	% Change	2019	2018	% Change

Ratings (a)	$317	$305	4%	$996	$1,050	(5)%
Market Intelligence (b)	317	319	(1)%	995	971	2%
Platts (c)	80	106	(24)%	299	319	(6)%
Indices (d)	71	68	5%	211	201	5%
Corporate Unallocated expense (e)	45	76	(41)%	150	186	(20)%
Intersegment Elimination	(32)	(32)	1%	(95)	(92)	(3)%
Total expenses	$798	$842	(5)%	$2,556	$2,635	(3)%

	Operating Profit (Loss)			Operating Profit (Loss)

	2019	2018	% Change	2019	2018	% Change

Ratings (a)	$472	$395	19%	$1,290	$1,173	10%
Market Intelligence (b)	171	147	17%	462	384	20%
Platts (c)	132	98	35%	333	285	17%
Indices (d)	161	135	19%	473	420	13%
Total reportable segments	936	775	21%	2,558	2,262	13%
Corporate Unallocated (e)	(45)	(71)	36%	(150)	(176)	15%
Total operating profit	$891	$704	27%	$2,408	$2,086	15%

N/M - not meaningful
Note - In the fourth quarter of 2018, Trucost was transferred from Indices to Market Intelligence and historical reporting was retroactively revised to reflect the change.

(a)
The nine months ended September 30, 2019 includes employee severance charges of $11 million and the nine months ended September 30, 2018 includes legal settlement expenses of $73 million. Additionally, amortization of intangibles from acquisitions of $1 million is included for the three months ended September 30, 2018 and $2 million for the nine months ended September 30, 2019 and 2018.

(b)
As of July 1, 2019, we completed the sale of SPIAS and the results are included in Market Intelligence results through that date. The three and nine months ended September 30, 2019 include a gain on the sale of SPIAS of $22 million. The nine months ended September 30, 2019 also includes employee severance charges of $1 million. The three and nine months ended September 30, 2018 includes restructuring charges related to a business disposition and employee severance charges of $2 million. Additionally, amortization of intangibles from acquisitions of $19 million is included for the three months ended September 30, 2019 and 2018, and $56 million and $55 million for the nine months ended September 30, 2019 and 2018, respectively.

(c)
As of July 31, 2019, we completed the sale of RigData and the results are included in Platts results through that date. The three and nine months ended September 30, 2019 include a gain on the sale of RigData of $27 million. The nine months ended September 30, 2019 also includes employee severance charges of $1 million. Additionally, amortization of intangibles from acquisitions of $2 million and $4 million is included for the three months ended September 30, 2019 and 2018, respectively, and $9 million and $13 million for the nine months ended September

Exhibit 4

30, 2019 and 2018, respectively.

(d)	Amortization of intangibles from acquisitions of $1 million is included for the three months ended September 30, 2019 and 2018, and $4 million for the nine months ended September 30, 2019 and 2018.

(e)
The three and nine months ended September 30, 2019 includes Kensho retention related expense of $6 million and $17 million, respectively. The nine months ended September 30, 2019 includes employee severance charges of $7 million and a lease impairment of $5 million. The three and nine months ended September 30, 2018 includes Kensho retention related expenses of $11 million and $23 million, respectively, lease impairments of $11 million, and employee severance charges of $7 million. Additionally, amortization of intangibles from acquisitions of $7 million and $8 million is included for the three months ended September 30, 2019 and 2018, respectively, and $21 million and $17 million for the nine months ended September 30, 2019 and 2018.

Exhibit 5

S&P Global
Operating Results - Reported vs. Adjusted
Non-GAAP Financial Information
Three and nine months ended September 30, 2019 and 2018
(dollars in millions, except per share amounts)
Adjusted Operating Profit

(unaudited)		Three Months			Nine Months
		2019	2018	% Change	2019	2018	% Change

Ratings	Operating profit	$472	$395	19%	$1,290	$1,173	10%
	Non-GAAP Adjustments (a)	—	—		11	73
	Deal-related amortization	—	1		2	2
	Adjusted operating profit	$472	$396	19%	$1,303	$1,248	5%

Market Intelligence	Operating profit	$171	$147	17%	$462	$384	20%
	Non-GAAP Adjustments (b)	(22)	2		(21)	2
	Deal-related amortization	19	19		56	55
	Adjusted operating profit	$167	$168	—%	$497	$442	13%

Platts	Operating profit	$132	$98	35%	$333	$285	17%
	Non-GAAP Adjustments (c)	(27)	—		(26)	—
	Deal-related amortization	2	4		9	13
	Adjusted operating profit	$107	$102	5%	$316	$298	6%

Indices	Operating profit	$161	$135	19%	$473	$420	13%
	Deal-related amortization	1	1		4	4
	Adjusted operating profit	$163	$137	19%	$477	$424	12%

Total segments	Operating profit	$936	$775	21%	$2,558	$2,262	13%
	Non-GAAP Adjustments (a) (b) (c)	(49)	2		(36)	75
	Deal-related amortization	23	25		71	74
	Adjusted segment operating profit	$910	$802	13%	$2,594	$2,411	8%

Corporate Unallocated	Corporate Unallocated	$(45)	$(71)	36%	$(150)	$(176)	15%
	Non-GAAP adjustments (d)	6	28		29	40
	Deal-related amortization	7	8		21	17
	Adjusted Corporate Unallocated	$(33)	$(35)	5%	$(100)	$(119)	16%

Total SPGI	Operating profit	$891	$704	27%	$2,408	$2,086	15%
	Non-GAAP adjustments (a) (b) (c) (d)	(43)	30		(7)	115
	Deal-related amortization	29	33		92	91
	Adjusted operating profit	$877	$767	14%	$2,494	$2,292	9%

Adjusted Other Expense (Income), Net

(unaudited)	Three Months			Nine Months
	2019	2018	% Change	2019	2018	% Change

Other expense (income), net	$8	$(6)	N/M	$104	$(22)	N/M
Non-GAAP Adjustments (e)	—	—		(113)	—
Adjusted other expense (income), net	$8	$(6)	N/M	$(8)	$(22)	62%

Exhibit 5

Adjusted Provision for Income Taxes

(unaudited)	Three Months			Nine Months
	2019	2018	% Change	2019	2018	% Change

Provision for income taxes	$189	$137	38%	$482	$440	9%
Non-GAAP adjustments (a) (b) (c) (d) (e) (f)	(10)	16		27	36
Deal-related amortization	7	8		22	22
Adjusted provision for income taxes	$186	$161	16%	$531	$499	6%

Adjusted Effective Tax Rate

(unaudited)	Three Months			Nine Months
	2019	2018	% Change	2019	2018	% Change

Adjusted operating profit	$877	$767	14%	$2,494	$2,292	9%
Adjusted other expense (income), net	8	(6)		(8)	(22)
Interest expense, net	32	38		105	98
Adjusted income before taxes on income	$837	$736	14%	$2,397	$2,216	8%
Adjusted provision for income taxes	$186	$161		$531	$499
Adjusted effective tax rate [1]	22.2%	21.9%		22.1%	22.5%

1 The adjusted effective tax rate is calculated by dividing the adjusted provision for income taxes by the adjusted income before taxes on income.

Adjusted Net Income attributable to SPGI and Adjusted Diluted EPS

(unaudited)	2019		2018		% Change
	Net Income attributable to SPGI	Diluted EPS	Net Income attributable to SPGI	Diluted EPS	Net Income attributable to SPGI	Diluted EPS

	Three Months
As reported	$617	$2.50	$495	$1.95	25%	28%
Non-GAAP adjustments (a) (b) (c) (d) (f)	(33)	(0.14)	15	0.06
Deal-related amortization	22	0.09	25	0.10
Adjusted	$606	$2.46	$536	$2.11	13%	16%

	Nine Months
As Reported	$1,582	$6.40	$1,447	$5.70	9%	12%
Non-GAAP Adjustments (a) (b) (c) (d) (e) (f)	79	0.32	78	0.31
Deal-Related Amortization	70	0.28	69	0.27
Adjusted	$1,731	$7.00	$1,594	$6.28	9%	11%

N/M - not meaningful
Note - Totals presented may not sum due to rounding.
Note - Adjusted operating margin for Ratings, Market Intelligence, Platts and Indices was 60%, 34%, 51% and 70% for the three months ended September 30, 2019. Adjusted operating margin for the Company was 52% for the three months ended September 30, 2019. Adjusted operating margin for Ratings, Market Intelligence, Platts and Indices was 57%, 34%, 50%, and 70% for the nine months ended September 30, 2019. Adjusted operating margin for the Company was 50% for the nine months ended September 30, 2019.

(a)
The nine months ended September 30, 2019 includes employee severance charges of $11 million ($9 million after-tax) and the nine months ended September 30, 2018 includes legal settlement expenses of $73 million ($55 million after-tax).

Exhibit 5

(b)
As of July 1, 2019, we completed the sale of SPIAS and the results are included in Market Intelligence results through that date. The three and nine months ended September 30, 2019 include a gain on the sale of SPIAS of $22 million ($12 million after-tax). The nine months ended September 30, 2019 also includes employee severance charges of $1 million ($1 million after-tax). The three and nine months ended September 30, 2018 includes restructuring charges related to a business disposition and employee severance charges of $2 million ($2 million after-tax).

(c)
As of July 31, 2019, we completed the sale of RigData and the results are included in Platts results through that date. The three and nine months ended September 30, 2019 include a gain on the sale of RigData of $27 million ($26 million after-tax). The nine months ended September 30, 2019 also includes employee severance charges of $1 million ($1 million after-tax).

(d)
The three and nine months ended September 30, 2019 includes Kensho retention related expense of $6 million ($4 million after-tax) and $17 million ($13 million after-tax), respectively. The nine months ended September 30, 2019 includes employee severance charges of $7 million ($5 million after-tax) and a lease impairment of $5 million ($4 million after-tax). The three and nine months ended September 30, 2018 includes Kensho retention related expenses of $11 million ($8 million after-tax) and $23 million ($17 million after-tax), respectively, lease impairments of $11 million ($8 million after-tax), and employee severance charges of $7 million ($5 million after-tax).

(e)	The nine months months ended September 30, 2019 includes a pension related charge of $113 million ($85 million after-tax).

(f)	The three and nine months ended September 30, 2018 includes an adjustment to the provisional tax charge recorded in the fourth quarter of 2017 of $8 million.

Exhibit 6

S&P Global
Revenue Information
Three and nine months ended September 30, 2019 and 2018
(dollars in millions)
Revenue by Type

(unaudited)	Three Months
	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change
	Ratings			Market Intelligence			Platts
Non-Subscription / Transaction (a)	$402	$321	25%	$10	$8	13%	$2	$2	25%
Non-Transaction (b)	387	379	2%	—	—	N/M	—	—	N/M
Subscription (c)	—	—	N/M	477	453	5%	194	188	3%
Asset-Linked Fees (d)	—	—	N/M	1	5	(85)%	—	—	N/M
Sales Usage-Based Royalties (e)	—	—	N/M	—	—	N/M	16	14	18%
Total revenue	$789	$700	13%	$488	$466	5%	$212	$204	4%

	Indices			Corporate			Intersegment Elimination
	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change
Non-Subscription / Transaction (a)	$—	$—	N/M	$—	$—	N/M	$—	$—	N/M
Non-Transaction (b)	—	—	N/M	—	—	N/M	(32)	(32)	1%
Subscription (c)	42	39	9%	—	5	N/M	—	—	N/M
Asset-Linked Fees (d)	152	131	17%	—	—	N/M	—	—	N/M
Sales Usage-Based Royalties (e)	38	33	12%	—	—	N/M	—	—	N/M
Total revenue	$232	$203	14%	$—	$5	N/M	$(32)	$(32)	1%

(unaudited)	Nine Months
	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change
	Ratings			Market Intelligence			Platts
Non-Subscription / Transaction (a)	$1,148	$1,073	7%	$31	$31	—%	$8	$8	(6)%
Non-Transaction (b)	1,138	1,150	(1)%	—	—	N/M	—	—	N/M
Subscription (c)	—	—	N/M	1,416	1,309	8%	579	556	4%
Asset-Linked Fees (d)	—	—	N/M	10	15	(35)%	—	—	N/M
Sales Usage-Based Royalties (e)	—	—	N/M	—	—	N/M	45	40	12%
Total revenue	$2,286	$2,223	3%	$1,457	$1,355	8%	$632	$604	5%

	Indices			Corporate			Intersegment Elimination
	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change
Non-Subscription / Transaction (a)	$—	$—	N/M	$—	$—	N/M	$—	$—	N/M
Non-Transaction (b)	—	—	N/M	—	—	N/M	(95)	(92)	(3)%
Subscription (c)	122	103	19%	—	10	N/M	—	—	N/M
Asset-Linked Fees (d)	454	396	15%	—	—	N/M	—	—	N/M
Sales Usage-Based Royalties (e)	108	122	(12)%	—	—	N/M	—	—	N/M
Total revenue	$684	$621	10%	$—	$10	N/M	$(95)	$(92)	(3)%

N/M - not meaningful

Exhibit 6

Note - In the third quarter of 2019, we reevaluated our transaction and non-transaction revenue presentation which resulted in a reclassification from transaction revenue to non-transaction revenue of $7 million for the first, second and third quarters of 2019 and 2018 and $21 million for the nine months ended September 30, 2019 and 2018.

(a)	Non-subscription / transaction revenue is primarily related to ratings of publicly-issued debt, bank loan ratings and corporate credit estimates.

(b)
Non-transaction revenue is primarily related to surveillance of a credit rating, annual fees for customer relationship-based pricing programs, fees for entity credit ratings and global research and analytics. Non-transaction revenue also includes an intersegment revenue elimination, which mainly consists of the royalty of $30 million and $87 million for the three and nine months ended September 30, 2019, respectively, and $28 million and $81 million for the three and nine months ended September 30, 2018 charged to Market Intelligence for the rights to use and distribute content and data developed by Ratings.

(c)
Subscription revenue is related to credit ratings-related information products, Market Intelligence Desktop products, investment research products and other data subscriptions, real-time news, market data and price assessments, along with other information products.

(d)	Asset-linked fees is primarily related to fees based on assets underlying exchange-traded funds, mutual funds and insurance products.

(e)
Sales usage-based royalty revenue is primarily related to trading based fees from exchange-traded derivatives and licensing of its proprietary market price data and price assessments to commodity exchanges.

Revenue by Geographic Area

(unaudited)	U.S.			International
	2019	2018	% Change	2019	2018	% Change

	Three Months
Ratings	$457	$400	14%	$332	$300	11%
Market Intelligence	301	300	—%	187	166	13%
Platts	72	70	2%	140	134	5%
Indices	196	174	13%	36	29	24%
Corporate	—	5	N/M	—	—	N/M
Intersegment elimination	(13)	(15)	(15)%	(19)	(17)	12%
Total revenue	$1,013	$934	8%	$676	$612	11%

	Nine Months
Ratings	$1,309	$1,266	3%	$977	$957	2%
Market Intelligence	912	877	4%	545	478	14%
Platts	212	210	1%	420	394	6%
Indices	580	530	9%	104	91	14%
Corporate	—	10	N/M	—	—	N/M
Intersegment elimination	(39)	(43)	(8)%	(56)	(49)	12%
Total revenue	$2,974	$2,850	4%	$1,990	$1,871	6%

N/M - not meaningful

Exhibit 7

S&P Global
Non-GAAP Financial Information
Three and nine months ended September 30, 2019 and 2018
(dollars in millions)
 Computation of Free Cash Flow and Free Cash Flow Excluding Certain Items

(unaudited)	2019	2018
Cash provided by operating activities	$1,772	$1,401
Capital expenditures	(77)	(88)
Distributions to noncontrolling interest holders, net	(100)	(116)
Free cash flow	$1,595	$1,197
Settlement of prior-year tax audits	51	71
Payment of legal settlements	1	180
Tax benefit from legal settlements	—	(44)
Free cash flow excluding certain items	$1,647	$1,404

 S&P Global Organic Revenue

(unaudited)	Three Months			Nine Months
	2019	2018	% Change	2019	2018	% Change
Total revenue	$1,689	$1,546	9%	$4,964	$4,721	5%
Ratings acquisition	—	—		(2)	(1)
Market Intelligence acquisitions and divestiture	—	(5)		(19)	(16)
Platts acquisitions and divestiture	(1)	(3)		(6)	(8)
Total adjusted revenue	$1,688	$1,538	10%	$4,937	$4,696	5%

Organic revenue constant currency basis	$1,697	$1,538	10%	$4,971	$4,696	6%

Ratings Organic Revenue

(unaudited)	Three Months			Nine Months
	2019	2018	% Change	2019	2018	% Change
Ratings revenue	$789	$700	13%	$2,286	$2,223	3%
Acquisition	—	—		(2)	(1)
Adjusted Ratings revenue	$789	$700	13%	$2,284	$2,222	3%

Market Intelligence Organic Revenue

(unaudited)	Three Months			Nine Months
	2019	2018	% Change	2019	2018	% Change
Market Intelligence revenue	$488	$466	5%	$1,457	$1,355	8%
Acquisitions and divestiture	(1)	(5)		(21)	(16)
Adjusted Market Intelligence revenue	$487	$461	5%	$1,436	$1,339	7%

Platts Organic Revenue

(unaudited)	Three Months			Nine Months
	2019	2018	% Change	2019	2018	% Change
Platts revenue	$212	$204	4%	$632	$604	5%
Acquisitions and divestiture	(1)	(3)		(6)	(8)
Adjusted Platts revenue	$211	$201	5%	$626	$596	5%

Exhibit 7

Adjusted Indices Net Operating Profit

(unaudited)	Three Months			Nine Months
	2019	2018	% Change	2019	2018	% Change
Adjusted operating profit	$163	$137	19%	$477	$424	12%
Less: income attributable to NCI	43	36		128	112
Adjusted Net Operating Profit	$120	$101	19%	$349	$312	12%

Exhibit 8

S&P Global
 Non-GAAP Guidance

Reconciliation of 2019 Non-GAAP Guidance

(unaudited)
	Low	High
GAAP Diluted EPS	$8.56	$8.66
Deal-related amortization	0.38	0.38
Pension settlement charge	0.35	0.35
Compensation for replacement equity awards and retention plans	0.08	0.08
Restructuring	0.07	0.07
Lease impairment	0.02	0.02
Gain on dispositions	(0.16)	(0.16)
Non-GAAP Diluted EPS	$9.30	$9.40